Ex. 10.1

NOTE MODIFICATION AGREEMENT

This NOTE MODIFICATION AGREEMENT (the “Agreement”) is made and entered into to be effective as of October 1, 2010 by and between Grace Brothers, Ltd., an Illinois limited partnership (“Grace”), Bradford Whitmore, an individual residing at Chicago, Illinois (“Whitmore” and collectively with Grace, the “Holders”), and Silverleaf Resorts, Inc., a Texas corporation (the “Company”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Indenture (as defined).

RECITALS

A.
Whitmore and Grace currently are the beneficial owners and holders of $307,281.45 and $7,374,754.80, respectively, in principal amount of the Company's 10.0% Senior Subordinated Notes due 2012 (the “Notes”) which were issued pursuant to the Indenture dated as of June 30, 2009 (the “Indenture”) by and among the Company, the Guarantors named therein, and Wells Fargo Bank, National Association as Trustee (the “Trustee”);

B.
Effective as of October 1, 2010, the Company and the Holders desire to amend the Indenture and the Global Note to eliminate the pre-maturity principal payment schedule of the Notes and to increase the interest rate on the Notes to 12% per annum; and

C.	The Holders have agreed to consent to the amendment of the Indenture and the Global Note as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
Amendments to Indenture

Section 1.1    Amendments.

(a)	The second paragraph of the preamble of the Indenture shall be amended to read in its entirety as follows:

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes (as defined).

(b)	The definition of “Notes” in Section 1.01 Definitions shall be amended to read in its entirety as follows:

“Notes” means the 10% Senior Subordinated Notes due 2012 issued under the Indenture, as they may be modified from time to time in accordance with the terms and conditions of this Indenture.

(c)	Section 2.01(b) of the Indenture shall be amended to read in its entirety as follows:
(a)    Global Notes. Notes shall be issued initially in the form of one or more Global

Notes in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at the Corporate Trust Office of the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of Cede & Co., as nominee of the Depositary, duly executed by the Company and authenticated. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of the outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect payments of principal, exchanges and redemptions. Interest on each Global Note at the rate of 10% per annum shall be paid on October 1, 2009 and April 1, 2010; thereafter, principal of $1,144,673.46 and interest at the rate of 10% per annum shall be paid on July 1, 2010; principal of $1,173,290.29 and interest at the rate of 10% per annum shall be paid on October 1, 2010; and thereafter interest only at the rate of 12% per annum shall be paid on the first day of January, April, July and October of each year, commencing on January 1, 2011 and continuing thereafter until the principal balance outstanding of the Notes is paid in full on April 1, 2012. Interest on each Global Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Global Note, from the date of issuance; provided that if there is no existing Default in the payment of interest or principal, and if this Global Note is authenticated between a record date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such next succeeding Payment Date. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee.

(d)
The form of the Global Note set forth in the Indenture as Exhibit A and the Global Note itself shall be amended by attaching to the Global Note a notation pursuant to Section 9.05 of the Indenture in the form attached hereto as Exhibit A.

(e)	The foregoing amendments to the Indenture shall be effected by execution and delivery of a First Supplement to Indenture in the form attached hereto as Exhibit B.

ARTICLE II
Deferred Modification Payment

Section 2.1    Deferred Modification Payment. The Company shall pay the Holders a one-time payment of $250,000 (the “Deferred Modification Payment”) on April 1, 2012. In the event the Company redeems all or a portion of the Notes prior to their scheduled maturity dates on April 1, 2012, the Holders of the redeemed Notes will be entitled to receive payment at the time of redemption of the Deferred Modification Payment. The Deferred Modification Payment will be allocated between the Holders as follows: $10,000 to Whitmore and $240,000 to Grace.

ARTICLE III
Representations, Warranties and Covenants of the Holders

Grace and Whitmore make the following representations, warranties, and covenants each of which is true and correct on the date hereof.

Section 3.1     Existence and Power.

(a)    Grace is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b)    The execution of this Agreement by the Holders does not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which either of the Holders is a party, whether written or oral, express or implied, or result in any violation of any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body which is binding upon the Holders or cause the acceleration or termination of any obligation or right of the Holders, except for breaches, conflicts, defaults, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of either of the Holders to perform its obligations hereunder.

Section 3.2     Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holders and constitutes a legal, valid and binding obligation of each of the Holders, enforceable against the Holders in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

Section 3.3     Title to Notes. The Holders are the sole legal and beneficial owners of and each has good and valid title to the Notes currently held by such Holder and are not subject to any (i) assignment, transfer, hypothecation, pledge or similar lien or encumbrance, or (ii) any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Notes.

ARTICLE IV
Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby.

Section 4.1     Existence and Power.

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the power, authority and capacity to execute and deliver this Agreement, to perform the Company's obligations hereunder, and to consummate the transactions contemplated hereby.

(b)    The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Company other than as contemplated herein, and (ii) does not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company's Articles of Incorporation or by-laws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto.

Section 4.2     Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

ARTICLE V
Consent of Holders

Section 5.1    Consent of Holders. The Holders hereby unanimously consent to the amendment of the Indenture and the Global Note as set forth herein.

ARTICLE VI
No Event of Default

Section 6.1    No Default.    The parties hereto acknowledge that no default or Event of Default as defined in the Indenture has occurred prior to the date hereof and the actions taken hereby do not and will not constitute or result in a breach, violation, conflict or default under any provision of the Indenture. Holders hereby acknowledge the timely receipt of aggregate interest payments of $252,778, $500,000, $250,000 and $221,383 on October 1, 2009, April 1, 2010, July 1, 2010 and October 1, 2010, respectively, and aggregate principal reduction payments of $1,144,673 and $1,173,290 on July 1, 2010 and October 1, 2010, respectively.

ARTICLE VII
Miscellaneous Provisions

Section 7.1     Notation on Notes.    Pursuant to Section 9.05 of the Indenture, the Company and the Holders agree that the Trustee may place an appropriate notation describing the amendments set forth herein on the Global Note and on any Notes authenticated hereafter.

Section 7.2    Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to such address as is set forth on the signature page of this Agreement, or to such other address as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 7.3     Entire Agreement. This Agreement and the other documents and agreements executed in connection with the amendment of the Indenture embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 7.4    Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 7.5    Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 7.6    Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 7.7    Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Texas, without reference to its choice of law rules.

Section 7.8    No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person's dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 7.9    Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party's rights and remedies with respect to such noncompliance or breach.

Section 7.10    Word Meanings. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 7.11    Further Assurances. The Holders and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 7.12    Costs and Expenses. The Holders and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys' fees.

Section 7.13    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7.14    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

HOLDERS:

GRACE BROTHERS, LTD.

Address:
1560 Sherman Avenue, Suite 900 Evanston, Illinois 60201 Attn: Bradford T. Whitmore	By: /s/BRADFORD T. WHITMORE Name: Bradford T. Whitmore Title: General Partner
General Partner	Date of Execution: November 10, 2010

BRADFORD WHITMORE, Individual
Address:
1560 Sherman Avenue, Suite 900 Evanston, Illinois 60201	/s/BRADFORD T. WHITMORE Bradford T. Whitmore Date of Execution: November 10, 2010

COMPANY:

SILVERLEAF RESORTS, INC.
Address:
1221 River Bend Drive, Suite 120 Dallas, Texas 75247 Attn: Robert E. Mead	By: /s/HARRY J. WHITE, JR. Name: Harry J. White, Jr. Title: Chief Financial Officer
Chairman and Chief Executive	Date of Execution: November 10, 2010
Officer

EXHIBIT A

Notations to Global Note Pursuant to Section 9.05 of the Indenture dated as of June 30, 2009

                                         CUSIP No. 828395 AD5

On the 10th date of November, 2010, the following notations are added to the attached Global Note to be effective as of October 1, 2010 at 12:01 a.m.:

1.	At 12:01 a.m. on October 1, 2010, the interest rate shall be increased from 10% to 12%

2.	No further principal payments shall be made until April 1, 2012, at which time the outstanding principal shall be due and payable.

3.	The description of the terms on the face of the Note and elsewhere in the Note are hereby amended to read:

Payment Dates: Interest only at the rate of 10% per annum shall be paid on October 1, 2009 and April 1, 2010; thereafter, principal of $1,144,673.46 and interest at the rate of 10% per annum shall be paid on July 1, 2010; principal of $1,173,290.29 and interest at the rate of 10% per annum shall be paid on October 1, 2010; and thereafter interest only at the rate of 12% per annum shall be paid on the first day of January, April, July and October of each year, commencing on January 1, 2011 and continuing thereafter until the principal balance outstanding of the Notes is paid in full on April 1, 2012; or if any such day is not a Business Day, on the next succeeding Business Day (each a “Payment Date”).
Record Dates:  March 15, June 15, September 15, and December 15

EXHIBIT B

FIRST SUPPLEMENT TO INDENTURE

This FIRST SUPPLEMENT TO INDENTURE (the “First Supplement”) is made and entered into on November __, 2010 to be effective as of October 1, 2010, by and among Silverleaf Resorts, Inc., a Texas corporation (the “Company”) and as guarantors, Silverleaf Travel, Inc., a Texas corporation, Silverleaf Berkshires, Inc., a Texas corporation, Awards Verification Center, Inc., a Texas corporation, and People Really Win Sweepstakes, Inc., a Texas corporation (each a “Guarantor” and collectively, the “Guarantors”), and Wells Fargo Bank, National Association, as Trustee (“Trustee”).

Reference is made to the Indenture dated as of June 30, 2009 by and among the Company, the Guarantors and the Trustee pursuant to which the Company's 10% Senior Subordinated Notes due 2012 were issued. Capitalized terms used in the First Supplement have the meanings given such terms in the Indenture, as supplemented hereby, except as provided otherwise herein.

The Company and the Guarantors have requested that the Indenture be amended pursuant to Section 9.02 thereof, as set forth below.

ARTICLE I
Amendments

The Indenture is hereby amended as follows:

1.	The second paragraph of the preamble is amended to read in its entirety as follows:

The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes (as defined).

2.	The definition of “Notes” in Section 1.01 Definitions is amended to read in its entirety as follows:

“Notes” means the 10% Senior Subordinated Notes due 2012 issued under the Indenture, as they may be modified from time to time in accordance with the terms and conditions of the Indenture.

3.	Section 2.01(b) of the Indenture is amended to read in its entirety as follows:
(1)    Global Notes. Notes shall be issued initially in the form of one or more Global Notes in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at the Corporate Trust Office of the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of Cede & Co., as nominee of the Depositary, duly executed by the Company and authenticated. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of the outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect payments of principal, exchanges and redemptions. Interest on each Global Note at the rate of 10% per annum shall be paid

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on October 1, 2009 and April 1, 2010; thereafter, principal of $1,144,673.46 and interest at the rate of 10% per annum shall be paid on July 1, 2010; principal of $1,173,290.29 and interest at the rate of 10% per annum shall be paid on October 1, 2010; and thereafter interest only at the rate of 12% per annum shall be paid on the first day of January, April, July and October of each year, commencing on January 1, 2011 and continuing thereafter until the principal balance outstanding of the Notes is paid in full on April 1, 2012. Interest on each Global Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Global Note, from the date of issuance; provided that if there is no existing Default in the payment of interest or principal, and if this Global Note is authenticated between a record date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such next succeeding Payment Date. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee.

4.
The form of the Global Note set forth in the Indenture as Exhibit A and the Global Note itself shall be amended by attaching to the Global Note a notation pursuant to Section 9.05 of the Indenture in the form attached hereto as Exhibit A.

ARTICLE II
Conditions Precedent

The Company hereby states that the following conditions precedent to this First Supplement have been fulfilled pursuant to Sections 9.02 and 9.06 of the Indenture:

1.	The Holders of the Notes have unanimously consented to the amendments to the Indenture and the Global Note by executing a copy of the form of consent attached as Exhibit B hereto.

2.	The Board of Directors of the Company has approved the form of the First Supplement.

ARTICLE III
Effective Date

This First Supplement is dated November __, 2010 to be effective as of October 1, 2010 (the “Effective Date”). As supplemented by this First Supplement, the Indenture and the Notes are ratified and confirmed in all respects, and the Indenture as so supplemented shall be read, taken and construed as one and the same instrument. This First Supplement shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
ARTICLE IV
REAFFIRMATION

The Company and the Guarantors reaffirm and ratify (i) all the obligations to the Trustee and the Holders of the Notes, in respect of the Indenture, as hereby amended, and (ii) agree that the Indenture, as hereby amended, shall remain in full force and effect, enforceable against the Company and the Guarantors in accordance with its terms.

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ARTICLE V
Miscellaneous

1.
This First Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

2.
This First Supplement shall be deemed to be a contract made under the laws of the State of New York and shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

3.
In case any provision in this First Supplement to Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this First Supplement to be executed as of date set forth above to be effective as of the Effective Date.

[signatures follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this First Supplement to be executed as of date set forth above to be effective as of the Effective Date.

SILVERLEAF RESORTS, INC
By:
Name:	Joe W. Conner
Title:	Chief Operating Officer-Finance,
Development and Resort Operations

By:
Name:	Harry J. White, Jr.
Title:	Chief Financial Officer

AWARDS VERIFICATION CENTER, INC.
By:
Name:	Joe W. Conner
Title:	Chief Executive Officer

By:
Name:	Harry J. White, Jr.
Title:	Vice President and Treasurer

SILVERLEAF TRAVEL, INC
By:
Name:	Joe W. Conner
Title:	Chief Executive Officer

By:
Name:	Harry J. White, Jr.
Title:	Vice President and Treasurer

SILVERLEAF BERKSHIRES, INC.
By:
Name:	Joe W. Conner
Title:	Chief Executive Officer

By:
Name:	Harry J. White, Jr.
Title:	Treasurer

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PEOPLE REALLY WIN SWEEPSTAKES, INC.
By:
Name:	Joe W. Conner
Title:	Chief Executive Officer

By:
Name:	Harry J. White, Jr.
Title:	Vice President and Treasurer

WELLS FARGO BANK,
NATIONAL ASSOCIATION, AS TRUSTEE
By:
Name:	Lynn M. Steiner
Title:	Vice President

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EXHIBIT A

Notations to Global Note Pursuant to Section 9.05 of the Indenture dated as of June 30, 2009

                                         CUSIP No. 828395 AD5

On the __ date of November, 2010, the following notations are added to the attached Global Note to be effective as of October 1, 2010 at 12:01 a.m.:

1.	At 12:01 a.m. on October 1, 2010, the interest rate shall be increased from 10% to 12%

2.	No further principal payments shall be made until April 1, 2012, at which time the outstanding principal shall be due and payable.

3.	The description of the terms on the face of the Note and elsewhere in the Note are hereby amended to read:

Payment Dates: Interest only at the rate of 10% per annum shall be paid on October 1, 2009 and April 1, 2010; thereafter, principal of $1,144,673.46 and interest at the rate of 10% per annum shall be paid on July 1, 2010; principal of $1,173,290.29 and interest at the rate of 10% per annum shall be paid on October 1, 2010; and thereafter interest only at the rate of 12% per annum shall be paid on the first day of January, April, July and October of each year, commencing on January 1, 2011 and continuing thereafter until the principal balance outstanding of the Notes is paid in full on April 1, 2012; or if any such day is not a Business Day, on the next succeeding Business Day (each a “Payment Date”).
Record Dates:  March 15, June 15, September 15, and December 15

EXHIBIT B

FORM OF CONSENT TO FIRST SUPPLEMENT TO INDENTURE

To:    Wells Fargo Bank, National Association

Re:    Silverleaf Resorts, Inc.-10% Senior Subordinated Notes due 2012,
CUSIP No. 828395 AD 5 (the “Notes”)

Pursuant to Section 9.02 of the Indenture, the undersigned record holder, holding $____________ in aggregate principal amount of the Notes outstanding, hereby consents on behalf of the beneficial owners to the amendment of the Indenture in the manner set forth in the First Supplement to Indenture, among the Company, the Guarantors and the Trustee, in the form attached hereto (the “First Supplement”). Capitalized terms used, but not defined, in this consent shall have the meanings defined (including by reference) in the First Supplement.

[NAME OF HOLDER]

By:
Name:
Title:
Medallion Signature Guarantee	Date of Execution:
Required